October 29, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of PennFed Financial Services, Inc.'s Form 8-K/A, amending the Form 8-K dated August 25, 2004, and we agree with the statements made therein.

Yours truly,

/s/ Deloitte & Touche LLP